UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2014

ADEPTUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36520	46-5037387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2941 South Lake Vista, Suite 200
Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

(972) 899-6666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On July 29, 2014, Adeptus Health Inc. (the “Company”), entered into a new Master Funding and Development Agreement (the “Agreement”) by and between the Company and Medical Properties Trust (“MPT”).  This Agreement is separate from and in addition to the Company’s existing Master Funding and Development Agreement, dated as of June 11, 2013, by and between the Company and MPT. Under the terms of the Agreement, MPT will acquire parcels of land, fund the ground-up construction of new free-standing emergency room facilities and lease the facilities to the Company upon completion of construction.  The Agreement allows a maximum aggregate funding of $150.0 million.  All newly constructed facilities under the Agreement will have initial terms of 15 years, with three five-year renewal options.

Item 2.02.             Results of Operations and Financial Condition.

On July 30, 2014, Adeptus Health Inc. issued a press release announcing its financial results for the quarter ended June 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.             Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

99.1	Press Release dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPTUS HEALTH INC.
(Registrant)

July 30, 2014	By:	/s/ Timothy L. Fielding
Timothy L. Fielding
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 30, 2014.